UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2004

Grant Prideco, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15423 (Commission File No.)	76-0312499 (I.R.S. Employer Identification No.)

400 N. Sam Houston Pkwy. East, Suite 900 (Address of Principal Executive Offices)		77060 (Zip Code)

Registrant’s telephone number, including area code: (281) 878-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 21, 2004, Grant Prideco, Inc. (the “Company”) issued a press release announcing that, effective October 12, 2004, it had appointed Jim Breihan as President of the Company’s Tubular Technology and Services division. Mr. Breihan replaces Walt Czaus, who has served as interim president of the division since August 2004. The press release is attached as Exhibit 99.1 to this Report.

     Mr. Breihan, age 48, has served as Vice President—Engineering for the Company’s Drilling Products and Services division, directing research and development activities, since 2001. Prior to that, Mr. Breihan served as Director of Engineering — Drill Stem Products for the Company from 1998 to 2001, and in various management positions with the Company from 1993 to 1998. Mr. Breihan joined the Company in 1991.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description
99.1	Press release, dated October 21, 2004, announcing the appointment of Jim Breihan as President of the Company’s Tubular Technology and Services division.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANT PRIDECO, INC.
/s/ Philip A. Choyce
Philip A. Choyce,
Date: October 26, 2004	Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated October 21, 2004, announcing the appointment of Jim Breihan as President of the Company’s Tubular Technology and Services division.